Exhibit 10.25

THIRD AMENDMENT

TO THE

BB&T CORPORATION TARGET PENSION PLAN

(January 1, 2009 Restatement)

WHEREAS, the BB&T Corporation Target Pension Plan (the “Plan”) was originally established effective as of January 1, 1989, by Southern National Corporation and known as the Southern National Corporation Supplemental Executive Retirement Plan; and

WHEREAS, Southern National Corporation merged with BB&T Financial Corporation to form a multi-bank holding company known as Southern National Corporation, which in 1997 was renamed the BB&T Corporation (the “Company”); and

WHEREAS, effective January 1, 2009, the name of the Plan was changed to the BB&T Corporation Target Pension Plan and the Plan was restated for compliance with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the said restated Plan was amended subsequently on two occasions; and

WHEREAS, the Company desires to amend again the restated Plan to align the form of payment in the event of the death of a Participant with the BB&T Corporation Non-Qualified Defined Benefit Plan;

NOW, THEREFORE, effective as of January 1, 2012, the Plan is hereby amended in the manner hereinafter set forth.

1. Section 5.3 of the Plan is hereby amended to provide as follows:

5.3 Automatic Form of Payment. Subject to provisions of Section 409A and except as provided in Section 5.4, if the Designated Beneficiary of a deceased Participant is a natural person, the death benefit payable to a deceased Participant’s Beneficiary under this Article V shall be paid in the form of a single life monthly annuity commencing within the 90-day period after the death of such Participant; provided, however, that if such 90-day period begins in one calendar year and ends in another, such Designated Beneficiary shall not have the right to designate the calendar year of payment commencement. Moreover, subject to the provisions of Section 409A, if the Designated Beneficiary of a deceased Participant is not a natural person (e.g., his estate or a trust), the death benefit payable to such deceased Participant’s Designated Beneficiary under this Article V shall be paid in the form of a single lump sum within the 90-day period that begins the 60th day next following the date of the Participant’s death; provided, however, that if such 90-day period begins in one calendar year and ends in another, such Designated Beneficiary shall not have the right to designate the calendar year of payment.

2. Section 5.4 of the Plan is hereby amended to provide as follows:

5.4 Optional Form of Payment. Notwithstanding Section 5.3, if the Designated Beneficiary of a Participant is a natural person, a Participant may file, in the form and manner specified by the Committee, an election for the death benefit payable to his Designated Beneficiary under this Article V to be paid in the form of a single lump sum within the 90-day period that begins the 60th day next following the date of the Participant’s death; provided, however, that if such 90- day period begins in one calendar year and ends in another, such Designated Beneficiary shall not have the right to designate the calendar year of payment.

3. Article V of the Plan is hereby amended by the addition of Sections 5.5 at the end thereof to provide as follows:

5.5 Changing Time or Form of Payment by Beneficiary. Subject to the provisions of Section 18.12, deceased Participant’s Designated Beneficiary may elect to delay payment or to change the form of payment as permitted under Section 409A.

IN WITNESS WHEREOF, this Third Amendment to the BB&T Corporation Target Pension Plan (January 1, 2009 Restatement) is executed on behalf of the Company on this 23rd day of December, 2011.

BB&T CORPORATION

By:

Title:	Senior Executive Vice President